CONSULTING AGREEMENT

           THIS AGREEMENT is made as of the 15th day of January 2002.

BETWEEN:

           THINKPATH INC. (the "Corporation")

           - and -

           DAVID J. WODAR (the "Consultant")

           WHEREAS the Corporation wishes to engage the Consultant to provide the consulting services on the terms set out herein;

           AND WHEREAS the Consultant wishes to accept this engagement by the Corporation;

           NOW THEREFORE in consideration of the mutual covenants and agreements contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.         THE CONSULTANT COVENANTS AND AGREES AS FOLLOWS:

     a. to utilize the Consultant's database of marketing companies; managing the implementation of such sources of marketing consultants and continue to provide an assessment of such sources to the Corporation;
     b. to help in the development of marketing plan(s) and strategies for the Corporation and a road of implementation;
     c. to help in the planning and implementation of the Corporations internal and external structure.
     d. to utilize the services of other consulting organizations if deemed advisable by the Consultant.


2.         THE CORPORATION COVENANTS AND AGREES AS FOLLOWS:

     a. to keep the Consultant fully informed of confidential information as it develops regarding the Corporation, its assets and financial position. Authorize key personnel to discuss said confidential information with the Consultant;
     b. to provide a current business plan to the Consultant for analysis and input;
     c. to present the Consultant with all pertinent information of the Company that is necessary to aid the Consultant in marketing strategies and goals;
     d. to make available key management personnel on reasonable notice for personal and conference call meetings with the Consultant;
     e.    to pay the Consultant's fees and expenses when due;
     f. the Corporation acknowledges that the Consultant's services provided under this Agreement are for the purpose of marketing and no warrants are implied as to the effect it will have on the market price of the Corporation's stock.




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3.         FEE SHEDULE

           As compensation for the Consultant services set out herein, the Corporation agrees to pay the Consultant as follows:

     a. Ten Thousand Dollars ($10,000.00) CAD plus applicable taxes on the 15th of each month during the term of this Agreement, commencing on January 15th, 2002;
     b. For all out of pocket expenses and expenses paid to third parties and without limiting the generality of the foregoing shall include; postage, couriers, office supplies, printing, photocopies, parking, meetings etc.; to a maximum of $1,500.00 dollars per month, unless having prior approval of the Corporation;
     c.    For travel expenses subject to prior approval of the Corporation;
     d. Shares in the Corporation with an aggregate total of Four Hundred and Eighty Thousand (480,000) registered upon signing, payable monthly, having an approximate value of $86,400 US Dollars;
     e. Fees and expenses are billed monthly and are due on receipt of invoice. Amounts unpaid after 15 days bear interest at the rate of 1.5% per month.

4.         TERMS OF THE AGREEMENT

           This Agreement is for a term of 12 months from the date first written above.


5.         NO USE OF CONFIDENTIAL INFORMATION

           During and at all times after the termination of this Agreement, the Consultant will keep confidential all Confidential Information and will not use, for the benefit of the Consultant or others and will not disclose any Confidential Information to any person except in the course of providing services under this Agreement to a person who is employed by the Corporation or with the Corporation's prior consent and in accordance with applicable law. The foregoing prohibition will not apply to any Confidential Information if:

     a. the Confidential Information is available to the public or in the public domain at the time of disclosure or use;
     b. the disclosure is required to be made by operation of law, in which case the Consultant will notify the Corporation immediately upon learning of that requirement; or
     c.    the disclosure is made with the Corporation's prior written approval;
     d. It is understood and agreed that on termination of this Agreement the Consultant will return to the Corporation any Confidential Information in its possession.

6.         REGULATORY APPROVAL

           If any of the provisions set out in this Agreement require regulatory approval the Corporation undertakes to forthwith upon execution of this Agreement make application for such approval.



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7.         NOTICE

           Any notice or communication to be given or made under this Agreement must be in writing to the address' as follows:


           David J. Wodar              and:      Thinkpath Inc.
           805-415 Locust St.                    55 University Avenue, Suite 400
           Burlington, Ontario                   Toronto, ON
           L7S 2J2                               M5J 2H7
           Phone: (905) 844-3748                 (416) 642-8810


IN WITNESS WHEREOF THE CORPORATION AND THE CONSULTANT HAVE
EXECUTED THIS AGREEMENT.


DAVID J. WODAR



PER:    /S/ David Wodar
        ----------------

TITLE:  CONSULTANT
        ----------------


THINKPATH INC.



PER:   /S/ Declan French
       -----------------
TITLE: CHAIRMAN & CEO
       ---------------------





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